SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 7, 2001


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)




     Delaware                        0-12957                       22-2372868
(State or other jurisdiction       (Commission                   (IRS Employer
of incorporation)                  File Number)                  Identification)

                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 980-4500


                                      N/A
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     Enzon, Inc. announced the initiation of patient dosing in a Phase I clinical trial for PEG-paclitaxel. The trial is designed to determine the safety, tolerability, and pharmacology of PEG-paclitaxel in patients with advanced solid tumors and lymphomas. Up to 40 patients will be enrolled in this study.

     PEG-paclitaxel is a PEG modified version of paclitaxel formulated for ease of administration. Preclinical animal studies have demonstrated that PEG-paclitaxel can be dosed at higher levels than TAXOL(R) (paclitaxel), a leading cancer drug. The ability to dose PEG-paclitaxel at higher levels may allow increased efficacy when compared to TAXOL.

     TAXOL is a powerful chemotherapeutic agent with delivery limitations. It is used to treat various types of cancers, including ovarian, breast, non-small cell lung, and AIDS-related Kaposi's sarcoma. In 2000, sales of TAXOL were reported to be approximately $1.6 billion.

     Using Enzon's proprietary PEG technology, scientists at Enzon have modified paclitaxel through the chemical attachment of PEG using a linker designed to deteriorate over time, giving PEG-paclitaxel prodrug attributes. PEG-paclitaxel was designed to be delivered without the need for solubilizing agents or premedications. TAXOL, a commercial formulation of paclitaxel, contains the solubilizing agent CREMOPHOR(R) and patients are required to take premedications prior to treatment to reduce the potential for adverse reactions, which may be caused by CREMOPHOR.

     To date, Enzon's PEG technology has been used to create three approved protein therapeutics, including PEG-INTRON(TM), currently marketed by Schering-Plough for the treatment of hepatitis C. PEG-paclitaxel is the second application of Enzon's PEG technology to deliver small organic chemical molecules. PROTHECAN(R), a PEG modified version of the topoisomerase inhibitor camptothecin, is currently in two Phase I clinical trials. PROTHECAN is expected to commence Phase II clinical trials in the near future.

     Except for the historical information herein, the matters discussed herein include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K/A, Form 10-Q's and Form 8-Ks on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2001

                                              ENZON, INC.
                                   -----------------------------------
                                             (Registrant)


                              By:  /s/ Kenneth J. Zuerblis
                                   ---------------------------------------------
                                   Kenneth J. Zuerblis
                                   Vice President, Finance and Chief Financial
                                   Officer